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                                                                    Exhibit 21.1

                            Filed with 1999 Form 10-K
                                Duane Reade Inc.

                            Schedule of Subsidiaries


1. DRI I Inc.- a Delaware corporation- IRS ID# 04-3166107

2. Duane Reade-a New York general partnership) IRS ID# 11-2731721

3. Duane Reade Realty, Inc.- a Delaware corporation- IRS ID# 13-4074383

4. Duane Reade International, Inc.- a Delaware corporation- IRS ID# 22-3672347